Exhibit 23.1

HAM,

LANGSTON &

BREZINA, L.L.P.

Certified Public Accountants

Consent of Independent Accountants

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Rocky Mountain Energy Corporation of our report, dated January 10, 2003, related to our audit of the consolidated financial statements of Rocky Mountain Energy Corporation for the period from inception, May 10, 2002, to September 30, 2002, which report is included in the September 30, 2002 Annual Report on Form 10-KSB of Rocky Mountain Energy Corporation.

/s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas

January 29, 2003